                                                                    EXHIBIT (10)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (Registration Nos. 333-105763 and 811-05301) of our report dated April 29, 2005 relating to the financial statements and financial highlights of Variable Account I of AIG Life Insurance Company and our report dated April 29, 2005 relating to the financial statements of AIG Life Insurance Company, which appear in such Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated May 27, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the American International Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


Houston, Texas
August 11, 2005